UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 10, 2016

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective October 10, 2016, the Board of Directors of Syntel, Inc. (the “Company”) elected Rex E. Schlaybaugh, Jr. to the Board to the fill the vacancy created by the decision of a director to not stand for re-election at the Company’s 2016 Annual Meeting of Shareholders. The Board has also appointed Mr. Schlaybaugh to serve on the Company’s Nominating and Corporate Governance Committee.

Mr. Schlaybaugh is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Schlaybaugh a party to any transaction, or proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

As a non-employee director, Mr. Schlaybaugh will receive the same compensation package provided to all of the Company’s non-employee directors, as disclosed in the Company’s Proxy Statement for the Annual Shareholders’ Meeting held on June 8, 2016, including the grant of restricted stock units upon his election as director. Because Mr. Schlaybaugh is being elected mid-term, he will receive a pro-rated portion of the annual retainers and travel stipend paid to non-employee directors and a pro-rated portion of the annual grant of restricted stock units, in this case, 2,114 restricted stock units.

A copy of the press release issued by the Company announcing Mr. Schlaybaugh’s election to the Board is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Press Release dated October 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	October 11, 2016	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 11, 2016.

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